UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2022

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2022, Timothy Chou, Ph.D. and Joyce M. Nelson retired from the Board of Directors (the “Board”) of Blackbaud, Inc. (the “Company”), thereby creating two vacancies on the Board. Both Dr. Chou and Ms. Nelson would have served on the Board for nine years or more as of the upcoming 2023 annual meeting of stockholders, at which time their terms as directors were scheduled to expire. Pursuant to the Company’s Corporate Governance Guidelines, they would not have been eligible for nomination for election as a director at that meeting, absent specific circumstances. These retirements are not due to any disagreement with the Company, its management, or its Board of Directors on any matter, whether related to the Company’s operations, policies, practices or otherwise.
On December 12, 2022, the Company announced the appointment on December 8, 2022 of Yogesh K. Gupta and Rupal S. Hollenbeck as new members of the Board, thereby filling the two new vacancies.
Mr. Gupta has served as the President and Chief Executive Officer of Progress Software Corporation, Inc., a provider of application development and infrastructure software, since October 2016 and is a member of the Board of Directors. He previously served as President and Chief Executive Officer at Kaseya, Inc., a software company providing IT management software solutions to managed service providers, from June 2013 to July 2015. Prior to that, he served as the President and Chief Executive Officer of FatWire Software, Inc. (acquired by Oracle Corporation in 2011), a marketing automation software company, from August 2007 to July 2011. Mr. Gupta is passionate about using technology to improve the lives of people. A champion of equity and inclusion, he co-authored the MassTLC 2030 Challenge – an initiative to drive the doubling of the percentage representation of BIPOC employees in tech companies in Massachusetts by 2030. He is a published author and holds a patent in the field of neural networks. Mr. Gupta serves on the boards of Beth Israel Lahey Health System and Massachusetts Technology Leadership Council (MassTLC). He holds a BS in electronics engineering from the Indian Institute of Technology, Madras and an MCS from the University of Wisconsin.
Ms. Hollenbeck has served as Chief Commercial Officer of Check Point Software Technologies, Inc., a provider of cyber security solutions to governments and corporate enterprises globally, since March 2022. She previously served as Vice President and Chief Marketing Officer at Cerebras Systems, Inc., an artificial intelligence hardware start-up in Silicon Valley, from March 2021 to March 2022. Prior to that, Ms. Hollenbeck served as Senior Vice President & Chief Marketing Officer at Oracle Corporation, an American multinational computer technology corporation, from September 2018 to January 2020. Prior to joining Oracle, she was with Intel Corporation for over 23 years and held many senior leadership positions including Corporate Vice President and General Manager of Global Data Center Sales and Vice President and General Manager of Intel China. Ms. Hollenbeck is an advocate for inclusive organizations and the development of women around the world, having led communities with these goals at her previous companies. She is a founding member of Neythri, a non-profit organization dedicated to the professional advancement of South Asian women and is a founding limited partner in the venture capital firm Neythri Futures Fund. Ms. Hollenbeck is also an Adjunct Professor and industry advisor at California State University East Bay, teaching a Women in Leadership course in the College of Business & Economics. She holds a BS in Finance and International Studies from Boston College and an MBA in International Management from the Thunderbird School of Global Management at Arizona State University.
Mr. Gupta and Ms. Hollenbeck each will join the Board as a Class A director, and their terms will expire at the 2023 annual meeting of stockholders. Mr. Gupta and Ms. Hollenbeck each have been deemed to be (a) “independent” in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the Sarbanes-Oxley Act and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), (b) "outside directors" under Section 162(m) of the Internal Revenue Code, and (c) "non-employee directors" under Rule 16b-3 of the Exchange Act.
There were no arrangements or understandings between Mr. Gupta and any other person or Ms. Hollenbeck and any other person pursuant to which either of them was appointed as a director of the Board, and there are no transactions between Mr. Gupta and the Company or Ms. Hollenbeck and the Company that require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K or the Company’s Related Party Transaction Policy. As a director of the Company, Mr. Gupta and Ms. Hollenbeck will each receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2022, which generally consists of annual cash retainers for Board and committee service and an annual grant of restricted stock.
A copy of the press release announcing the appointments of Mr. Gupta and Ms. Hollenbeck is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release of Blackbaud, Inc. dated December 12, 2022.
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	December 12, 2022	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)